SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  September 30, 2013

DESERT HAWK GOLD CORP.

(Exact Name of Registrant as Specified in Charter)

NEVADA	333-169701	82-0230997
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification No.)

1290 Holcomb Avenue, Reno, NV	89502
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (775) 787-8198

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .

Written communications pursuant to Rule 425 under the Securities Act

      .

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

      .

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

      .

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01

Other Events.

The Company and DMRJ Group I, LLC, a Delaware limited liability company (the “Investor”), are parties to an Investment Agreement, dated as of July 14, 2010, as amended (the “Agreement”).  Under the terms of the Agreement, the Company entered into a promissory note with the Investor (the “Note”), whereby the Company was obligated to pay the sum of $7,182,174 to the Investor by September 30, 2013.

On September 30, 2013, the Company failed to pay the amount due under the Note and is in default under the Agreement.  Negotiations with the Investor are ongoing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Desert Hawk Gold Corp.

Date:  October 4, 2013

By  /s/ Rick Havenstrite

       Rick Havenstrite, President

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